Exhibit 99.2

Regions Financial Corporation and Subsidiaries
Financial Supplement
Third Quarter 2014

Regions Financial Corporation and Subsidiaries
Financial Supplement to Third Quarter 2014 Earnings Release

Table of Contents

Page

Consolidated Balance Sheets	1

Consolidated Statements of Income	2

Selected Ratios and Other Information	3

Consolidated Average Daily Balances and Yield / Rate Analysis from Continuing Operations	4

Loans	6

Deposits	7

Pre-Tax Pre-Provision Income (“PPI”) and Adjusted PPI	8

Non-Interest Income, Mortgage Income and Wealth Management Income	9

Non-Interest Expense	10

Credit Quality
Allowance for Credit Losses, Net Charge-Offs and Related Ratios	11
Non-Accrual Loans (excludes loans held for sale), Criticized and Classified Loans - Commercial and Investor Real Estate, and Home Equity Lines of Credit - Future Maturities	13
Early and Late Stage Delinquencies	14
Troubled Debt Restructurings	15

Reconciliation to GAAP Financial Measures
Adjusted Efficiency Ratios, Adjusted Fee Income Ratios, and Adjusted Non-Interest Income / Expense	16
Return Ratios, Tangible Common Ratios and Capital	17

Statements of Discontinued Operations	19

Forward-Looking Statements	20

Regions Financial Corporation and Subsidiaries
Financial Supplement to Third Quarter 2014 Earnings Release

Consolidated Balance Sheets (unaudited)

	As of
($ amounts in millions)	9/30/2014	6/30/2014	3/31/2014	12/31/2013	9/30/2013
Assets:
Cash and due from banks	$1,770	$2,094	$2,072	$1,661	$2,032
Interest-bearing deposits in other banks	2,993	2,705	3,114	3,612	1,827
Federal funds sold and securities purchased under agreements to resell	20	20	10	—	—
Trading account securities	103	100	117	111	119
Securities held to maturity	2,222	2,275	2,317	2,353	2,388
Securities available for sale	22,379	21,963	21,615	21,485	21,630
Loans held for sale	504	514	395	1,055	673
Loans, net of unearned income	76,607	76,513	75,680	74,609	75,892
Allowance for loan losses	(1,178)	(1,229)	(1,261)	(1,341)	(1,540)
Net loans	75,429	75,284	74,419	73,268	74,352
Other interest-earning assets	91	65	86	86	105
Premises and equipment, net	2,192	2,194	2,194	2,216	2,218
Interest receivable	310	308	316	313	331
Goodwill	4,816	4,816	4,816	4,816	4,816
Residential mortgage servicing rights at fair value (MSRs)	277	276	288	297	281
Other identifiable intangible assets	287	281	294	295	307
Other assets	5,833	5,824	5,880	5,828	5,785
Total assets	$119,226	$118,719	$117,933	$117,396	$116,864
Liabilities and stockholders’ equity:
Deposits:
Non-interest-bearing	$31,388	$31,277	$31,154	$30,083	$30,308
Interest-bearing	62,742	62,545	62,239	62,370	62,013
Total deposits	94,130	93,822	93,393	92,453	92,321
Borrowed funds:
Short-term borrowings:
Federal funds purchased and securities sold under agreements to repurchase	1,893	1,818	1,981	2,182	1,773
Long-term borrowings	3,813	3,824	4,226	4,830	4,838
Total borrowed funds	5,706	5,642	6,207	7,012	6,611
Other liabilities	2,230	2,226	2,201	2,163	2,443
Total liabilities	102,066	101,690	101,801	101,628	101,375
Stockholders’ equity:
Preferred stock, non-cumulative perpetual	900	920	442	450	458
Common stock	14	14	14	14	14
Additional paid-in capital	19,069	19,121	19,179	19,216	19,248
Retained earnings (deficit)	(1,272)	(1,597)	(1,897)	(2,216)	(2,443)
Treasury stock, at cost	(1,377)	(1,377)	(1,377)	(1,377)	(1,377)
Accumulated other comprehensive income (loss), net	(174)	(52)	(229)	(319)	(411)
Total stockholders’ equity	17,160	17,029	16,132	15,768	15,489
Total liabilities and stockholders’ equity	$119,226	$118,719	$117,933	$117,396	$116,864

Regions Financial Corporation and Subsidiaries
Financial Supplement to Third Quarter 2014 Earnings Release

Consolidated Statements of Income (unaudited)

	Quarter Ended
($ amounts in millions, except per share data)	9/30/2014	6/30/2014	3/31/2014	12/31/2013	9/30/2013
Interest income on:
Loans, including fees	$736	$737	$732	$758	$758
Securities—taxable	154	156	154	151	144
Loans held for sale	5	4	8	6	6
Trading account securities	—	—	2	1	1
Other interest-earning assets	2	2	2	1	2
Total interest income	897	899	898	917	911
Interest expense on:
Deposits	26	25	27	29	31
Short-term borrowings	—	1	—	—	1
Long-term borrowings	50	51	55	56	55
Total interest expense	76	77	82	85	87
Net interest income	821	822	816	832	824
Provision for loan losses	24	35	2	79	18
Net interest income after provision for loan losses	797	787	814	753	806
Non-interest income:
Service charges on deposit accounts	181	174	173	185	190
Card and ATM fees	85	84	79	80	82
Mortgage income	39	43	40	43	52
Securities gains, net	7	6	2	—	3
Other	166	150	144	218	168
Total non-interest income	478	457	438	526	495
Non-interest expense:
Salaries and employee benefits	456	443	455	464	455
Net occupancy expense	92	90	93	91	92
Furniture and equipment expense	73	70	70	71	71
Other	205	217	199	320	266
Total non-interest expense	826	820	817	946	884
Income from continuing operations before income taxes	449	424	435	333	417
Income tax expense	127	125	128	92	124
Income from continuing operations	322	299	307	241	293
Discontinued operations:
Income (loss) from discontinued operations before income taxes	5	2	19	(25)	(1)
Income tax expense (benefit)	2	1	7	(11)	(1)
Income (loss) from discontinued operations, net of tax	3	1	12	(14)	—
Net income	$325	$300	$319	$227	$293
Net income from continuing operations available to common shareholders	$302	$291	$299	$233	$285
Net income available to common shareholders	$305	$292	$311	$219	$285
Weighted-average shares outstanding—during quarter:
Basic	1,378	1,378	1,378	1,378	1,388
Diluted	1,389	1,390	1,390	1,395	1,405
Actual shares outstanding—end of quarter	1,379	1,378	1,378	1,378	1,378
Earnings per common share from continuing operations:
Basic	$0.22	$0.21	$0.22	$0.17	$0.21
Diluted	$0.22	$0.21	$0.21	$0.17	$0.20
Earnings per common share:
Basic	$0.22	$0.21	$0.23	$0.16	$0.21
Diluted	$0.22	$0.21	$0.22	$0.16	$0.20
Cash dividends declared per common share	$0.05	$0.05	$0.03	$0.03	$0.03
Taxable-equivalent net interest income from continuing operations	$837	$837	$831	$846	$838

Regions Financial Corporation and Subsidiaries
Financial Supplement to Third Quarter 2014 Earnings Release

Selected Ratios and Other Information

	As of and for Quarter Ended
	9/30/2014	6/30/2014	3/31/2014	12/31/2013	9/30/2013
Return on average assets from continuing operations*	1.01%	0.99%	1.03%	0.79%	0.97%
Return on average tangible common stockholders’ equity (non-GAAP)* (1)	10.78%	10.68%	11.84%	8.58%	11.41%
Adjusted efficiency ratio from continuing operations (non-GAAP) (1)	63.6%	64.2%	66.9%	66.3%	67.3%
Common book value per share	$11.79	$11.69	$11.38	$11.12	$10.90
Tangible common book value per share (non-GAAP) (1)	$8.23	$8.12	$7.81	$7.54	$7.32
Tangible common stockholders’ equity to tangible assets (non-GAAP) (1)	9.92%	9.84%	9.53%	9.24%	9.02%
Tier 1 common equity risk-based ratio (non-GAAP) (1)(2)	11.8%	11.6%	11.4%	11.2%	11.0%
Basel III common equity Tier 1 ratio (non-GAAP) (1)(2)	11.2%	11.0%	10.8%	10.6%	10.4%
Tier 1 capital ratio (2)	12.7%	12.5%	11.8%	11.7%	11.5%
Total risk-based capital ratio (2)	15.5%	15.3%	14.9%	14.7%	14.5%
Leverage ratio (2)	11.0%	10.8%	10.2%	10.0%	9.9%
Allowance for loan losses as a percentage of loans, net of unearned income	1.54%	1.61%	1.67%	1.80%	2.03%
Allowance for loan losses to non-performing loans, excluding loans held for sale	1.41x	1.37x	1.18x	1.24x	1.14x
Net interest margin (FTE) from continuing operations*	3.18%	3.24%	3.26%	3.26%	3.24%
Loans, net of unearned income, to total deposits	81.4%	81.6%	81.0%	80.7%	82.2%
Net charge-offs as a percentage of average loans*	0.39%	0.35%	0.44%	1.46%	0.60%
Adjusted net charge-offs as a percentage of average loans (non-GAAP)* (1)	0.39%	0.35%	0.44%	0.67%	0.60%
Non-accrual loans, excluding loans held for sale, as a percentage of loans	1.09%	1.17%	1.41%	1.45%	1.78%
Non-performing assets (excluding loans 90 days past due) as a percentage of loans, foreclosed properties and non-performing loans held for sale	1.30%	1.37%	1.63%	1.74%	2.03%
Non-performing assets (including loans 90 days past due) as a percentage of loans, foreclosed properties and non-performing loans held for sale (3)	1.61%	1.69%	1.97%	2.08%	2.38%
Associate headcount	23.599	23,416	23,687	24,255	24,068
ATMs	1,995	1,990	2,002	2,029	2,030

Branch Statistics
Full service	1,589	1,592	1,592	1,624	1,625
Drive-thru/transaction service only	82	81	81	81	81
Total branch outlets	1,671	1,673	1,673	1,705	1,706

*Annualized

(1)	See reconciliation of GAAP to non-GAAP Financial Measures on pages 12 and 16-18.

(2)	Current quarter Tier 1 common, Basel III common equity Tier 1, Tier 1 capital, Total risk-based capital and Leverage ratios are estimated.

(3)	Excludes guaranteed residential first mortgages that are 90+ days past due and still accruing. Refer to the footnotes on page 14 for amounts related to these loans.

Regions Financial Corporation and Subsidiaries
Financial Supplement to Third Quarter 2014 Earnings Release

Consolidated Average Daily Balances and Yield/Rate Analysis from Continuing Operations

	Quarter Ended
	9/30/2014			6/30/2014
($ amounts in millions; yields on taxable-equivalent basis)	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
Assets
Interest-earning assets:
Federal funds sold and securities purchased under agreements to resell	$4	$—	0.86%	$16	$—	0.86%
Trading account securities	101	—	0.94	115	—	0.76
Securities:
Taxable	24,264	154	2.51	23,856	156	2.62
Tax-exempt	3	—	—	3	—	—
Loans held for sale	512	5	3.95	413	4	3.96
Loans, net of unearned income:
Commercial and industrial	31,255	285	3.61	31,058	284	3.68
Commercial real estate mortgage—owner-occupied	8,886	110	4.89	9,170	111	4.85
Commercial real estate construction—owner-occupied	351	4	4.12	357	4	4.09
Commercial investor real estate mortgage	5,071	39	3.08	5,296	42	3.20
Commercial investor real estate construction	1,876	15	3.27	1,822	15	3.18
Residential first mortgage	12,212	122	3.97	12,137	121	3.99
Home equity	10,999	99	3.59	11,106	100	3.62
Indirect	3,504	30	3.39	3,376	29	3.46
Consumer credit card	952	27	11.33	926	25	11.10
Other consumer	1,173	21	7.12	1,142	21	7.31
Total loans, net of unearned income	76,279	752	3.91	76,390	752	3.95
Other interest-earning assets	3,266	2	0.25	2,844	2	0.25
Total interest-earning assets	104,429	913	3.47	103,637	914	3.54
Allowance for loan losses	(1,214)			(1,246)
Cash and due from banks	1,781			1,767
Other non-earning assets	13,792			13,838
	$118,788			$117,996
Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Savings	$6,429	1	0.11	$6,468	2	0.10
Interest-bearing checking	20,944	5	0.10	20,476	4	0.09
Money market	26,558	7	0.11	26,112	7	0.10
Time deposits	8,856	13	0.56	9,067	12	0.52
Total interest-bearing deposits (1)	62,787	26	0.17	62,123	25	0.16
Federal funds purchased and securities sold under agreements to repurchase	1,796	—	0.06	2,017	1	0.09
Other short-term borrowings	—	—	—	54	—	0.23
Long-term borrowings	3,820	50	5.12	4,161	51	4.98
Total interest-bearing liabilities	68,403	76	0.44	68,355	77	0.45
Non-interest-bearing deposits (1)	31,184	—	—	30,866	—	—
Total funding sources	99,587	76	0.30	99,221	77	0.31
Net interest spread			3.03			3.09
Other liabilities	2,168			2,107
Stockholders’ equity	17,033			16,668
	$118,788			$117,996
Net interest income/margin FTE basis		$837	3.18%		$837	3.24%
________

(1)
Total deposit costs from continuing operations may be calculated by dividing total interest expense on deposits by the sum of interest-bearing deposits and non-interest bearing deposits. The rates for total deposit costs from continuing operations equal 0.11% and 0.11% for the quarters ended September 30, 2014 and June 30, 2014, respectively.

Regions Financial Corporation and Subsidiaries
Financial Supplement to Third Quarter 2014 Earnings Release

Consolidated Average Daily Balances and Yield/Rate Analysis from Continuing Operations (Continued)

	Quarter Ended
	3/31/2014			12/31/2013			9/30/2013
($ amounts in millions; yields on taxable-equivalent basis)	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/Expense	Yield/ Rate
Assets
Interest-earning assets:
Federal funds sold and securities purchased under agreements to resell	$9	$—	0.86%	$—	$—	—%	$—	$—	—%
Trading account securities	111	2	6.31	110	1	3.86	107	1	1.52
Securities:
Taxable	23,872	154	2.62	23,771	151	2.52	24,074	144	2.38
Tax-exempt	4	—	—	5	—	—	5	—	—
Loans held for sale	854	8	3.89	625	6	3.94	751	6	3.34
Loans, net of unearned income:
Commercial and industrial	29,993	278	3.75	29,950	287	3.81	29,319	284	3.84
Commercial real estate mortgage—owner-occupied	9,391	111	4.81	9,613	116	4.81	9,678	116	4.77
Commercial real estate construction—owner-occupied	341	3	4.00	302	3	3.86	368	4	4.22
Commercial investor real estate mortgage	5,287	45	3.42	5,405	47	3.46	5,712	51	3.53
Commercial investor real estate construction	1,524	12	3.28	1,426	13	3.44	1,251	10	3.48
Residential first mortgage	12,127	122	4.07	12,752	126	3.92	12,835	128	3.95
Home equity	11,216	101	3.64	11,311	102	3.59	11,351	103	3.58
Indirect	3,189	29	3.66	3,014	29	3.77	2,810	28	3.88
Consumer credit card	926	26	11.23	910	28	11.83	878	26	12.16
Other consumer	1,145	20	7.26	1,160	21	7.21	1,157	22	7.52
Total loans, net of unearned income	75,139	747	4.03	75,843	772	4.04	75,359	772	4.07
Other interest-earning assets	3,469	2	0.25	2,579	1	0.24	2,447	2	0.25
Total interest-earning assets	103,458	913	3.58	102,933	931	3.59	102,743	925	3.57
Allowance for loan losses	(1,321)			(1,512)			(1,613)
Cash and due from banks	1,817			1,807			1,781
Other non-earning assets	13,874			13,735			14,006
	$117,828			$116,963			$116,917
Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Savings	$6,234	2	0.12	$6,049	2	0.09	$6,076	1	0.10
Interest-bearing checking	20,791	5	0.09	19,815	4	0.09	19,613	5	0.09
Money market	26,213	8	0.13	26,081	8	0.13	26,250	9	0.13
Time deposits	9,419	12	0.53	9,888	15	0.59	10,417	16	0.60
Total interest-bearing deposits (1)	62,657	27	0.17	61,833	29	0.19	62,356	31	0.19
Federal funds purchased and securities sold under agreements to repurchase	2,097	—	0.08	2,021	—	0.07	1,982	1	0.07
Other short-term borrowings	—	—	—	159	—	0.20	381	—	0.20
Long-term borrowings	4,643	55	4.78	4,840	56	4.56	4,845	55	4.57
Total interest-bearing liabilities	69,397	82	0.48	68,853	85	0.49	69,564	87	0.49
Non-interest-bearing deposits (1)	30,268	—	—	30,218	—	—	29,724	—	—
Total funding sources	99,665	82	0.33	99,071	85	0.34	99,288	87	0.35
Net interest spread			3.10			3.10			3.08
Other liabilities	2,162			2,386			2,312
Stockholders’ equity	16,001			15,506			15,317
	$117,828			$116,963			$116,917
Net interest income/margin FTE basis		$831	3.26%		$846	3.26%		$838	3.24%
________

(1)
Total deposit costs from continuing operations may be calculated by dividing total interest expense on deposits by the sum of interest-bearing deposits and non-interest bearing deposits. The rates for total deposit costs from continuing operations equal 0.12%, 0.12%, and 0.13% for the quarters ended March 31, 2014, December 31, 2013, and September 30, 2013, respectively.

Regions Financial Corporation and Subsidiaries
Financial Supplement to Third Quarter 2014 Earnings Release

Loans

	As of
						9/30/2014		9/30/2014
($ amounts in millions)	9/30/2014	6/30/2014	3/31/2014	12/31/2013	9/30/2013	vs. 6/30/2014		vs. 9/30/2013
Commercial and industrial	$31,857	$31,354	$30,466	$29,413	$29,863	$503	1.6%	$1,994	6.7%
Commercial real estate mortgage—owner-occupied	8,666	9,024	9,257	9,495	9,566	(358)	(4.0)%	(900)	(9.4)%
Commercial real estate construction—owner-occupied	350	366	375	310	377	(16)	(4.4)%	(27)	(7.2)%
Total commercial	40,873	40,744	40,098	39,218	39,806	129	0.3%	1,067	2.7%
Commercial investor real estate mortgage	4,940	5,193	5,338	5,318	5,613	(253)	(4.9)%	(673)	(12.0)%
Commercial investor real estate construction	1,878	1,780	1,654	1,432	1,317	98	5.5%	561	42.6%
Total investor real estate	6,818	6,973	6,992	6,750	6,930	(155)	(2.2)%	(112)	(1.6)%
Residential first mortgage (1)	12,264	12,187	12,136	12,163	12,856	77	0.6%	(592)	(4.6)%
Home equity—first lien	6,114	6,068	6,008	5,998	5,894	46	0.8%	220	3.7%
Home equity—second lien	4,854	4,996	5,140	5,296	5,455	(142)	(2.8)%	(601)	(11.0)%
Indirect	3,543	3,422	3,253	3,075	2,889	121	3.5%	654	22.6%
Consumer credit card	964	945	917	948	896	19	2.0%	68	7.6%
Other consumer	1,177	1,178	1,136	1,161	1,166	(1)	(0.1)%	11	0.9%
Total consumer	28,916	28,796	28,590	28,641	29,156	120	0.4%	(240)	(0.8)%
Total Loans	$76,607	$76,513	$75,680	$74,609	$75,892	$94	0.1%	$715	0.9%

	Average Balances
($ amounts in millions)	3Q14	2Q14	1Q14	4Q13	3Q13	3Q14 vs. 2Q14		3Q14 vs. 3Q13
Commercial and industrial	$31,255	$31,058	$29,993	$29,950	$29,319	$197	0.6%	$1,936	6.6%
Commercial real estate mortgage—owner-occupied	8,886	9,170	9,391	9,613	9,678	(284)	(3.1)%	(792)	(8.2)%
Commercial real estate construction—owner-occupied	351	357	341	302	368	(6)	(1.7)%	(17)	(4.6)%
Total commercial	40,492	40,585	39,725	39,865	39,365	(93)	(0.2)%	1,127	2.9%
Commercial investor real estate mortgage	5,071	5,296	5,287	5,405	5,712	(225)	(4.2)%	(641)	(11.2)%
Commercial investor real estate construction	1,876	1,822	1,524	1,426	1,251	54	3.0%	625	50.0%
Total investor real estate	6,947	7,118	6,811	6,831	6,963	(171)	(2.4)%	(16)	(0.2)%
Residential first mortgage (1)	12,212	12,137	12,127	12,752	12,835	75	0.6%	(623)	(4.9)%
Home equity—first lien	6,096	6,052	6,014	5,963	5,825	44	0.7%	271	4.7%
Home equity—second lien	4,903	5,054	5,202	5,348	5,526	(151)	(3.0)%	(623)	(11.3)%
Indirect	3,504	3,376	3,189	3,014	2,810	128	3.8%	694	24.7%
Consumer credit card	952	926	926	910	878	26	2.8%	74	8.4%
Other consumer	1,173	1,142	1,145	1,160	1,157	31	2.7%	16	1.4%
Total consumer	28,840	28,687	28,603	29,147	29,031	153	0.5%	(191)	(0.7)%
Total Loans	$76,279	$76,390	$75,139	$75,843	$75,359	$(111)	(0.1)%	$920	1.2%

End of Period Loan Portfolio Balances by Percentage					As of
					9/30/2014	6/30/2014	3/31/2014	12/31/2013	9/30/2013
Commercial and industrial					41.6%	41.0%	40.3%	39.4%	39.4%
Commercial real estate mortgage—owner-occupied					11.3%	11.8%	12.2%	12.8%	12.6%
Commercial real estate construction—owner-occupied					0.5%	0.5%	0.5%	0.4%	0.5%
Total commercial					53.4%	53.3%	53.0%	52.6%	52.5%
Commercial investor real estate mortgage					6.4%	6.8%	7.0%	7.1%	7.4%
Commercial investor real estate construction					2.5%	2.3%	2.2%	1.9%	1.7%
Total investor real estate					8.9%	9.1%	9.2%	9.0%	9.1%
Residential first mortgage					16.0%	15.9%	16.0%	16.3%	16.9%
Home equity—first lien					8.0%	7.9%	8.0%	8.0%	7.8%
Home equity—second lien					6.3%	6.6%	6.8%	7.1%	7.2%
Indirect					4.6%	4.5%	4.3%	4.1%	3.8%
Consumer credit card					1.3%	1.2%	1.2%	1.3%	1.2%
Other consumer					1.5%	1.5%	1.5%	1.6%	1.5%
Total consumer					37.7%	37.6%	37.8%	38.4%	38.4%
Total Loans					100.0%	100.0%	100.0%	100.0%	100.0%
________
NM - Not Meaningful

(1)
Regions transferred approximately $686 million of primarily performing restructured residential first mortgage loans to held for sale at the end of the fourth quarter of 2013. This transaction impacts the third quarter 2013 to fourth quarter 2013 ending balance variance as well as the fourth quarter 2013 to first quarter 2014 average balance variance.

Regions Financial Corporation and Subsidiaries
Financial Supplement to Third Quarter 2014 Earnings Release

Deposits

	As of
						9/30/2014		9/30/2014
($ amounts in millions)	9/30/2014	6/30/2014	3/31/2014	12/31/2013	9/30/2013	vs. 6/30/2014		vs. 9/30/2013
Customer Deposits
Interest-free deposits	$31,388	$31,277	$31,154	$30,083	$30,308	$111	0.4%	$1,080	3.6%
Interest-bearing checking	21,152	21,159	20,605	20,789	19,583	(7)	—%	1,569	8.0%
Savings	6,385	6,440	6,463	6,050	6,038	(55)	(0.9)%	347	5.7%
Money market—domestic	26,195	25,772	25,730	25,635	26,085	423	1.6%	110	0.4%
Money market—foreign	243	223	222	220	241	20	9.0%	2	0.8%
Low-cost deposits	85,363	84,871	84,174	82,777	82,255	492	0.6%	3,108	3.8%
Time deposits	8,767	8,951	9,219	9,608	10,066	(184)	(2.1)%	(1,299)	(12.9)%
Total customer deposits	94,130	93,822	93,393	92,385	92,321	308	0.3%	1,809	2.0%
Corporate Treasury Deposits
Time deposits	—	—	—	68	—	—	NM	—	NM
Total Deposits	$94,130	$93,822	$93,393	$92,453	$92,321	$308	0.3%	$1,809	2.0%

	Average Balances
($ amounts in millions)	3Q14	2Q14	1Q14	4Q13	3Q13	3Q14 vs. 2Q14		3Q14 vs. 3Q13
Customer Deposits
Interest-free deposits	$31,184	$30,866	$30,268	$30,218	$29,724	$318	1.0%	$1,460	4.9%
Interest-bearing checking	20,944	20,476	20,791	19,815	19,613	468	2.3%	1,331	6.8%
Savings	6,429	6,468	6,234	6,049	6,076	(39)	(0.6)%	353	5.8%
Money market—domestic	26,305	25,889	25,988	25,834	26,026	416	1.6%	279	1.1%
Money market—foreign	253	223	225	247	224	30	13.5%	29	12.9%
Low-cost deposits	85,115	83,922	83,506	82,163	81,663	1,193	1.4%	3,452	4.2%
Time deposits	8,856	9,067	9,417	9,843	10,417	(211)	(2.3)%	(1,561)	(15.0)%
Total customer deposits	93,971	92,989	92,923	92,006	92,080	982	1.1%	1,891	2.1%
Corporate Treasury Deposits
Time deposits	—	—	2	45	—	—	NM	—	NM
Total Deposits	$93,971	$92,989	$92,925	$92,051	$92,080	$982	1.1%	$1,891	2.1%

					As of
End of Period Deposits by Percentage					9/30/2014	6/30/2014	3/31/2014	12/31/2013	9/30/2013
Customer Deposits
Interest-free deposits					33.3%	33.3%	33.4%	32.5%	32.8%
Interest-bearing checking					22.5%	22.6%	22.1%	22.5%	21.2%
Savings					6.8%	6.9%	6.9%	6.6%	6.5%
Money market—domestic					27.8%	27.5%	27.5%	27.7%	28.3%
Money market—foreign					0.3%	0.2%	0.2%	0.2%	0.3%
Low-cost deposits					90.7%	90.5%	90.1%	89.5%	89.1%
Time deposits					9.3%	9.5%	9.9%	10.4%	10.9%
Total customer deposits					100.0%	100.0%	100.0%	99.9%	100.0%
Corporate Treasury Deposits
Time deposits					—%	—%	—%	0.1%	—%
Total Deposits					100.0%	100.0%	100.0%	100.0%	100.0%
________
NM - Not Meaningful

Regions Financial Corporation and Subsidiaries
Financial Supplement to Third Quarter 2014 Earnings Release

Pre-Tax Pre-Provision Income ("PPI") and Adjusted PPI (non-GAAP)
The Pre-Tax Pre-Provision Income table below presents computations of pre-tax pre-provision income from continuing operations excluding certain adjustments (non-GAAP). Regions believes that the presentation of PPI and the exclusion of certain items to PPI provides a meaningful base for period-to-period comparisons, which management believes will assist investors in analyzing the operating results of the Company and predicting future performance. These non-GAAP financial measures are also used by management to assess the performance of Regions’ business. It is possible that the activities related to the adjustments may recur; however, management does not consider the activities related to the adjustments to be indications of ongoing operations. Regions believes that presentation of these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as that applied by management. Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied and are not audited. Although these non-GAAP financial measures are frequently used by stakeholders in the evaluation of a company, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP. In particular, a measure of income that excludes certain adjustments does not represent the amount that effectively accrues directly to stockholders.

	Quarter Ended
($ amounts in millions)	9/30/2014	6/30/2014	3/31/2014	12/31/2013	9/30/2013	3Q14 vs. 2Q14		3Q14 vs. 3Q13
Net income from continuing operations available to common shareholders (GAAP)	$302	$291	$299	$233	$285	$11	3.8%	$17	6.0%
Preferred dividends (GAAP)(1)	20	8	8	8	8	12	150.0%	12	150.0%
Income tax expense (GAAP)	127	125	128	92	124	2	1.6%	3	2.4%
Income from continuing operations before income taxes (GAAP)	449	424	435	333	417	25	5.9%	32	7.7%
Provision for loan losses (GAAP)	24	35	2	79	18	(11)	(31.4)%	6	33.3%
Pre-tax pre-provision income from continuing operations (non-GAAP)	473	459	437	412	435	14	3.1%	38	8.7%
Other adjustments:
Securities gains, net	(7)	(6)	(2)	—	(3)	(1)	16.7%	(4)	133.3%
Gain on sale of other assets(2)	—	—	—	—	(24)	—	NM	24	(100.0)%
Leveraged lease termination gains, net(3)	(9)	—	(1)	(39)	—	(9)	NM	(9)	NM
Gain on sale of TDRs held for sale, net	—	—	(35)	—	—	—	NM	—	NM
Loss on early extinguishment of debt	—	—	—	—	5	—	NM	(5)	(100.0)%
Branch consolidation and property and equipment charges	—	—	6	5	—	—	NM	—	NM
Regulatory charge (credit)	—	(7)	—	58	—	7	(100.0)%	—	NM
Total other adjustments	(16)	(13)	(32)	24	(22)	(3)	23.1%	6	(27.3)%
Adjusted pre-tax pre-provision income from continuing operations (non-GAAP)	$457	$446	$405	$436	$413	$11	2.5%	$44	10.7%

NM - Not Meaningful

(1)
Due to the timing of the second quarter 2014 preferred stock issuance, preferred dividends in the third quarter reflect a longer coupon period. Total third quarter preferred dividends were approximately $4 million higher than the amount expected for future quarterly coupon periods based on the current amount of preferred stock outstanding.

(2)	Gain on sale of a non-core portion of a Wealth Management business.

(3)	The majority of net leveraged lease termination gains reported during the period are offset by related income taxes.

Regions Financial Corporation and Subsidiaries
Financial Supplement to Third Quarter 2014 Earnings Release

Non-Interest Income

	Quarter Ended
($ amounts in millions)	9/30/2014	6/30/2014	3/31/2014	12/31/2013	9/30/2013	3Q14 vs. 2Q14		3Q14 vs. 3Q13
Service charges on deposit accounts	$181	$174	$173	$185	$190	$7	4.0%	$(9)	(4.7)%
Card and ATM fees	85	84	79	80	82	1	1.2%	3	3.7%
Mortgage income	39	43	40	43	52	(4)	(9.3)%	(13)	(25.0)%
Investment management and trust fee income	47	47	49	48	50	—	NM	(3)	(6.0)%
Insurance commissions and fees	31	32	30	28	27	(1)	(3.1)%	4	14.8%
Capital markets fee income and other (1)	24	16	13	29	18	8	50.0%	6	33.3%
Bank-owned life insurance	20	23	19	20	18	(3)	(13.0)%	2	11.1%
Commercial credit fee income	16	15	15	16	16	1	6.7%	—	NM
Leveraged lease termination gains, net	9	—	1	39	—	9	NM	9	NM
Investment services fee income	12	11	10	8	10	1	9.1%	2	20.0%
Securities gains, net	7	6	2	—	3	1	16.7%	4	133.3%
Gain on sale of other assets(2)	—	—	—	—	24	—	NM	(24)	(100.0)%
Net revenue (loss) from affordable housing	(19)	(17)	(18)	1	(18)	(2)	11.8%	(1)	5.6%
Other	26	23	25	29	23	3	13.0%	3	13.0%
Total non-interest income from continuing operations	$478	$457	$438	$526	$495	$21	4.6%	$(17)	(3.4)%
Mortgage Income

	Quarter Ended
($ amounts in millions)	9/30/2014	6/30/2014	3/31/2014	12/31/2013	9/30/2013	3Q14 vs. 2Q14		3Q14 vs. 3Q13
Production and sales	$25	$26	$24	$25	$37	$(1)	(3.8)%	$(12)	(32.4)%
Loan servicing	21	22	21	22	22	(1)	(4.5)%	(1)	(4.5)%
MSR hedge ineffectiveness:
MSRs fair value increase (decrease) (3)	(8)	(19)	(17)	5	(8)	11	(57.9)%	—	NM
MSRs hedge gain (loss)	1	14	12	(9)	1	(13)	(92.9)%	—	NM
MSR hedge ineffectiveness	(7)	(5)	(5)	(4)	(7)	(2)	40.0%	—	NM
Total mortgage income	$39	$43	$40	$43	$52	$(4)	(9.3)%	$(13)	(25.0)%

Mortgage production - purchased	$961	$968	$662	$802	$968	$(7)	(0.7)%	$(7)	(0.7)%
Mortgage production - refinanced	324	302	304	436	638	22	7.3%	(314)	(49.2)%
Total mortgage production(4)	$1,285	$1,270	$966	$1,238	$1,606	$15	1.2%	$(321)	(20.0)%

Wealth Management Income

	Quarter Ended
($ amounts in millions)	9/30/2014	6/30/2014	3/31/2014	12/31/2013	9/30/2013	3Q14 vs. 2Q14		3Q14 vs. 3Q13
Investment services fee income	$12	$11	$10	$8	$10	$1	9.1%	$2	20.0%
Investment management and trust fee income	47	47	49	48	50	—	NM	(3)	(6.0)%
Insurance commissions and fees	31	32	30	28	27	(1)	(3.1)%	4	14.8%
Gain on sale of other assets(2)	—	—	—	—	24	—	NM	(24)	(100.0)%
Total wealth management income (5)	$90	$90	$89	$84	$111	$—	NM	$(21)	(18.9)%
_________
NM - Not Meaningful

(1)	Capital markets fee income and other primarily relates to securities underwriting and placement, loan syndications, foreign exchange and customer derivatives.

(2)	Gain on sale of a non-core portion of a Wealth Management business.

(3)	Fair value adjustment includes payment decay and assumptions change impact.

(4)	Represents total mortgage production during the period, including amounts sold into the secondary market as well as amounts retained in Regions' residential first mortgage loan portfolio.

(5)
Total Wealth Management income presented above does not include the portion of service charges on deposit accounts and similar smaller dollar amounts that are also attributable to the Wealth Management segment.

Selected Non-Interest Income Variance Analysis

•	Capital markets fee income and other increased $8 million quarter over quarter primarily due to increased customer transactions and higher market valuation adjustments on customer derivatives.

•	During the third quarter, certain leveraged leases were terminated resulting in a gain of $9 million with a partially offsetting $6 million of income tax expense.

Regions Financial Corporation and Subsidiaries
Financial Supplement to Third Quarter 2014 Earnings Release

 Non-Interest Expense

	Quarter Ended
($ amounts in millions)	9/30/2014	6/30/2014	3/31/2014	12/31/2013	9/30/2013	3Q14 vs. 2Q14		3Q14 vs. 3Q13
Salaries and employee benefits	$456	$443	$455	$464	$455	$13	2.9%	$1	0.2%
Net occupancy expense	92	90	93	91	92	2	2.2%	—	NM
Furniture and equipment expense	73	70	70	71	71	3	4.3%	2	2.8%
Professional and legal expenses	36	37	35	46	34	(1)	(2.7)%	2	5.9%
Deposit administrative fee	20	13	22	20	35	7	53.8%	(15)	(42.9)%
Outside services	32	35	27	31	27	(3)	(8.6)%	5	18.5%
Marketing	23	24	24	25	26	(1)	(4.2)%	(3)	(11.5)%
Loss on early extinguishment of debt	—	—	—	—	5	—	NM	(5)	(100.0)%
Regulatory charge (credit)	—	(7)	—	58	—	7	(100.0)%	—	NM
Branch consolidation and property and equipment charges	—	—	6	5	—	—	NM	—	NM
Provision (credit) for unfunded credit losses	(24)	11	—	4	1	(35)	(318.2)%	(25)	NM
Gain on sale of TDRs held for sale, net	—	—	(35)	—	—	—	NM	—	NM
Other	118	104	120	131	138	14	13.5%	(20)	(14.5)%
Total non-interest expense from continuing operations	$826	$820	$817	$946	$884	$6	0.7%	$(58)	(6.6)%
_________
NM - Not Meaningful

Selected Non-Interest Expense Variance Analysis

•	Salaries and benefits increased $13 million quarter over quarter primarily due to an increase in headcount and related incentives and benefits.

•	Deposit administrative fees benefited in the second quarter of 2014 from refunds of previously incurred fees.

•
The provision for unfunded credit losses represents reserves related to unfunded commitments and letters of credit. Fluctuations from quarter to quarter are expected as these instruments fund. The provision expense related to unfunded commitments decreased by $35 million in the third quarter of 2014 primarily due to a large credit which funded and subsequently resolved during the quarter.

•
Other expenses included $7 million in the third quarter of 2014 related to the sale of Visa class B shares in prior years, including the impact of Visa funding its litigation escrow account during the quarter.

Regions Financial Corporation and Subsidiaries
Financial Supplement to Third Quarter 2014 Earnings Release

Credit Quality

	As of and for Quarter Ended
($ amounts in millions)	9/30/2014	6/30/2014	3/31/2014	12/31/2013	9/30/2013
Components:
Allowance for loan losses (ALL)	$1,178	$1,229	$1,261	$1,341	$1,540
Reserve for unfunded credit commitments	65	89	78	78	74
Allowance for credit losses (ACL)	$1,243	$1,318	$1,339	$1,419	$1,614

Provision for loan losses	$24	$35	$2	$79	$18
Provision (credit) for unfunded credit losses	(24)	11	—	4	1

Net loans charged-off:
Commercial and industrial	15	15	10	36	17
Commercial real estate mortgage—owner-occupied	12	11	13	27	20
Commercial real estate construction—owner-occupied	1	—	1	(1)	—
Total commercial	28	26	24	62	37
Commercial investor real estate mortgage	—	2	1	(2)	6
Commercial investor real estate construction	(1)	(2)	—	(1)	(1)
Total investor real estate	(1)	—	1	(3)	5
Residential first mortgage (3)	6	7	9	164	13
Home equity—first lien	4	3	7	8	10
Home equity—second lien	9	8	14	18	22
Indirect	6	4	7	6	5
Consumer credit card	8	8	8	8	6
Other consumer	15	11	12	15	16
Total consumer (3)	48	41	57	219	72
Total (3)	$75	$67	$82	$278	$114
Net loan charge-offs as a % of average loans, annualized:
Commercial and industrial	0.19%	0.20%	0.14%	0.48%	0.22%
Commercial real estate mortgage—owner-occupied	0.52%	0.46%	0.58%	1.13%	0.81%
Commercial real estate construction—owner-occupied	1.65%	0.05%	0.47%	(0.10)%	(0.03)%
Total commercial	0.27%	0.25%	0.25%	0.63%	0.37%
Commercial investor real estate mortgage	(0.03)%	0.12%	0.10%	(0.13)%	0.39%
Commercial investor real estate construction	(0.16)%	(0.36)%	(0.13)%	(0.44)%	(0.18)%
Total investor real estate	(0.07)%	—%	0.05%	(0.20)%	0.28%
Residential first mortgage (3)	0.22%	0.20%	0.32%	5.10%	0.41%
Home equity—first lien	0.25%	0.24%	0.44%	0.51%	0.66%
Home equity—second lien	0.73%	0.62%	1.13%	1.35%	1.56%
Indirect	0.70%	0.53%	0.85%	0.78%	0.76%
Consumer credit card	3.30%	3.53%	3.63%	3.65%	3.06%
Other consumer	4.99%	3.84%	4.14%	5.04%	5.24%
Total consumer (3)	0.67%	0.57%	0.81%	2.98%	0.99%
Total (3)	0.39%	0.35%	0.44%	1.46%	0.60%
Non-accrual loans, excluding loans held for sale	$837	$899	$1,070	$1,082	$1,354
Non-performing loans held for sale	38	20	40	82	43
Non-accrual loans, including loans held for sale	875	919	1,110	1,164	1,397
Foreclosed properties	125	128	129	136	147
Non-performing assets (NPAs)	$1,000	$1,047	$1,239	$1,300	$1,544
Loans past due > 90 days (1)	$233	$251	$257	$256	$270
Accruing restructured loans not included in categories above (2)	$1,319	$1,412	$1,578	$1,676	$2,529
Accruing restructured loans held for sale not included in categories above (2)	$1	$7	$11	$545	$19
Credit Ratios:
ACL/Loans, net	1.62%	1.72%	1.77%	1.90%	2.13%
ALL/Loans, net	1.54%	1.61%	1.67%	1.80%	2.03%
Allowance for loan losses to non-performing loans, excluding loans held for sale	1.41x	1.37x	1.18x	1.24x	1.14x
Non-accrual loans, excluding loans held for sale/Loans, net	1.09%	1.17%	1.41%	1.45%	1.78%
NPAs (ex. 90+ past due)/Loans, foreclosed properties and non-performing loans held for sale	1.30%	1.37%	1.63%	1.74%	2.03%
NPAs (inc. 90+ past due)/Loans, foreclosed properties and non-performing loans held for sale (1)	1.61%	1.69%	1.97%	2.08%	2.38%

(1)	Excludes guaranteed residential first mortgages that are 90+ days past due and still accruing. Refer to the footnotes on page 14 for amounts related to these loans.

(2)	See page 15 for detail of restructured loans.

(3)
Includes $151 million in residential first mortgage net charge-offs on loans transferred to loans held for sale during the fourth quarter of 2013. Excluding these net charge-offs, the adjusted net charge-off percentage for residential first mortgages for the fourth quarter of 2013 would have been 0.41% (non-GAAP). Excluding these net charge-offs, the adjusted net charge-off percentage for total consumer loans for the fourth quarter of 2013 would have been 0.93% (non-GAAP). The adjusted net charge-off percentage for all loans would have been 0.67% (non-GAAP). See page 12 for a reconciliation of these GAAP to non-GAAP net charge-off ratios.

Regions Financial Corporation and Subsidiaries
Financial Supplement to Third Quarter 2014 Earnings Release

Credit Quality (Continued)

Adjusted Net Charge-Offs Ratio (non-GAAP)

Select calculations for annualized net charge-offs as a percentage of average loans (GAAP) are presented in the table below. During the fourth quarter of 2013, Regions made the strategic decision to transfer certain primarily accruing restructured residential first mortgage loans to loans held for sale. These loans were marked down to fair value through net charge-offs upon transfer to held for sale. Management believes that excluding the incremental increase to net charge-offs from the affected net charge-off ratios to arrive at an adjusted net charge-off ratio (non-GAAP) will assist investors in analyzing the Company's credit quality performance as well as provide a better basis from which to predict future performance. Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied and are not audited. Although these non-GAAP financial measures are frequently used by stakeholders in the evaluation of a company, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP.

		As of and for Quarter Ended
($ amounts in millions)		9/30/2014	6/30/2014	3/31/2014	12/31/2013	9/30/2013
Residential first mortgage net charge-offs (GAAP)	A	$6	$7	$9	$164	$13
Less: Net charge-offs associated with transfer to loans held for sale		—	—	—	151	—
Adjusted residential first mortgage net charge-offs (non-GAAP)	B	$6	$7	$9	$13	$13
Total consumer net charge-offs (GAAP)	C	$48	$41	$57	$219	$72
Less: Net charge-offs associated with transfer to loans held for sale		—	—	—	151	—
Adjusted total consumer net charge-offs (non-GAAP)	D	$48	$41	$57	$68	$72
Total net charge-offs (GAAP)	E	$75	$67	$82	$278	$114
Less: Net charge-offs associated with transfer to loans held for sale		—	—	—	151	—
Adjusted net charge-offs (non-GAAP)	F	$75	$67	$82	$127	$114
Average residential first mortgage loans (GAAP)	G	$12,212	$12,137	$12,127	$12,752	$12,835
Add: Average balances of residential first mortgage loans transferred to loans held for sale		—	—	—	74	—
Adjusted average residential first mortgage loans (non-GAAP)	H	$12,212	$12,137	$12,127	$12,826	$12,835
Average total consumer loans (GAAP)	I	$28,840	$28,687	$28,603	$29,147	$29,031
Add: Average balances of residential first mortgage loans transferred to loans held for sale		—	—	—	74	—
Adjusted average total consumer loans (non-GAAP)	J	$28,840	$28,687	$28,603	$29,221	$29,031
Total average loans (GAAP)	K	$76,279	$76,390	$75,139	$75,843	$75,359
Add: Average balances of residential first mortgage loans transferred to loans held for sale		—	—	—	74	—
Adjusted total average loans (non-GAAP)	L	$76,279	$76,390	$75,139	$75,917	$75,359
Residential first mortgage net charge-off percentage (GAAP)*	A/G	0.22%	0.20%	0.32%	5.10%	0.41%
Adjusted residential first mortgage net charge-off percentage (non-GAAP)*	B/H	0.22%	0.20%	0.32%	0.41%	0.41%
Total consumer net charge-off percentage (GAAP)*	C/I	0.67%	0.57%	0.81%	2.98%	0.99%
Adjusted total consumer net charge-off percentage (non-GAAP)*	D/J	0.67%	0.57%	0.81%	0.93%	0.99%
Total net charge-off percentage (GAAP)*	E/K	0.39%	0.35%	0.44%	1.46%	0.60%
Adjusted total net charge-off percentage (non-GAAP)*	F/L	0.39%	0.35%	0.44%	0.67%	0.60%
________
* Annualized

Regions Financial Corporation and Subsidiaries
Financial Supplement to Third Quarter 2014 Earnings Release

 Non-Accrual Loans (excludes loans held for sale)

	As of
($ amounts in millions)	9/30/2014		6/30/2014		3/31/2014		12/31/2013		9/30/2013
Commercial and industrial	$199	0.62%	$200	0.64%	$280	0.92%	$257	0.87%	$383	1.28%
Commercial real estate mortgage—owner-occupied	278	3.20%	294	3.25%	307	3.31%	303	3.19%	364	3.81%
Commercial real estate construction—owner-occupied	2	0.56%	8	2.32%	16	4.31%	17	5.33%	12	3.25%
Total Commercial	479	1.17%	502	1.23%	603	1.50%	577	1.47%	759	1.91%
Commercial investor real estate mortgage	133	2.69%	158	3.05%	209	3.91%	238	4.47%	276	4.92%
Commercial investor real estate construction	2	0.11%	9	0.49%	8	0.51%	10	0.70%	31	2.34%
Total Investor Real Estate	135	1.98%	167	2.39%	217	3.11%	248	3.67%	307	4.43%
Residential first mortgage	117	0.96%	119	0.98%	136	1.12%	146	1.21%	167	1.30%
Home equity	106	0.97%	111	1.00%	114	1.02%	111	0.98%	121	1.06%
Total Consumer	223	0.77%	230	0.80%	250	0.87%	257	0.90%	288	0.99%
Total Non-Accrual Loans	$837	1.09%	$899	1.17%	$1,070	1.41%	$1,082	1.45%	$1,354	1.78%

Criticized and Classified Loans—Commercial and Investor Real Estate

	As of
						9/30/2014		9/30/2014
($ amounts in millions)	9/30/2014	6/30/2014	3/31/2014	12/31/2013	9/30/2013	vs. 6/30/2014		vs. 9/30/2013
Special Mention	$1,297	$1,327	$1,067	$927	$1,035	$(30)	(2.3)%	$262	25.3%
Accruing Classified Loans	1,074	1,055	1,094	1,263	1,411	19	1.8%	(337)	(23.9)%
Non-Accruing Classified Loans	614	669	820	825	1,066	(55)	(8.2)%	(452)	(42.4)%
Total	$2,985	$3,051	$2,981	$3,015	$3,512	$(66)	(2.2)%	$(527)	(15.0)%

Home Equity Lines of Credit - Future Principal Payment Resets(1)

	As of 9/30/2014
($ amounts in millions)	First Lien	% of Total	Second Lien	% of Total	Total
2014	$9	0.10%	$71	0.82%	$80
2015	23	0.27%	166	1.93%	189
2016	29	0.34%	39	0.45%	68
2017	5	0.06%	12	0.14%	17
2018	15	0.17%	26	0.30%	41
2019-2023	1,211	14.07%	1,079	12.53%	2,290
2024-2028	2,749	31.94%	3,051	35.45%	5,800
Thereafter	70	0.81%	53	0.62%	123
Total	$4,111	47.76%	$4,497	52.24%	$8,608

(1)
The balance of Regions' home equity portfolio was $10,968 million at September 30, 2014 consisting of $8,608 million of home equity lines of credit and $2,360 million of closed-end home equity loans. The home equity lines of credit presented in the table above are based on maturity date for lines with a balloon payment and draw period expiration date for lines that convert to a repayment period. The closed-end loans were primarily originated as amortizing loans, and were therefore excluded from the table above.

Regions Financial Corporation and Subsidiaries
Financial Supplement to Third Quarter 2014 Earnings Release

Early and Late Stage Delinquencies

Accruing 30-89 Days Past Due Loans	As of
($ amounts in millions)	9/30/2014		6/30/2014		3/31/2014		12/31/2013		9/30/2013
Commercial and industrial	$57	0.18%	$35	0.11%	$27	0.09%	$43	0.15%	$31	0.10%
Commercial real estate mortgage—owner-occupied	38	0.44%	56	0.63%	37	0.39%	56	0.59%	56	0.59%
Commercial real estate construction—owner-occupied	2	0.71%	1	0.21%	—	0.10%	—	0.06%	1	0.21%
Total Commercial	97	0.24%	92	0.23%	64	0.16%	99	0.25%	88	0.22%
Commercial investor real estate mortgage	38	0.78%	61	1.17%	75	1.41%	35	0.66%	118	2.11%
Commercial investor real estate construction	12	0.61%	—	0.01%	2	0.15%	5	0.32%	4	0.27%
Total Investor Real Estate	50	0.73%	61	0.87%	77	1.11%	40	0.59%	122	1.76%
Residential first mortgage—non-guaranteed (1)	142	1.20%	153	1.30%	146	1.24%	187	1.58%	176	1.41%
Home equity	115	1.05%	111	1.00%	123	1.10%	146	1.30%	131	1.15%
Direct	8	0.96%	8	0.92%	8	0.95%	9	1.09%	8	1.03%
Indirect	47	1.33%	45	1.31%	42	1.28%	50	1.62%	39	1.35%
Consumer credit card	13	1.29%	11	1.13%	11	1.26%	13	1.38%	12	1.37%
Other consumer	10	2.90%	10	2.91%	8	2.41%	10	2.89%	12	3.38%
Total Consumer (1)	335	1.18%	338	1.19%	338	1.20%	415	1.47%	378	1.31%
Total Accruing 30-89 Days Past Due Loans (1)	$482	0.63%	$491	0.64%	$479	0.64%	$554	0.75%	$588	0.78%

Accruing 90+ Days Past Due Loans	As of
($ amounts in millions)	9/30/2014		6/30/2014		3/31/2014		12/31/2013		9/30/2013
Commercial and industrial	$5	0.02%	$9	0.03%	$7	0.02%	$6	0.02%	$6	0.02%
Commercial real estate mortgage—owner-occupied	6	0.07%	5	0.05%	3	0.04%	6	0.06%	7	0.07%
Commercial real estate construction—owner-occupied	—	—%	—	—%	—	—%	—	—%	—	0.12%
Total Commercial	11	0.03%	14	0.03%	10	0.03%	12	0.03%	13	0.03%
Commercial investor real estate mortgage	5	0.10%	17	0.32%	2	0.04%	6	0.10%	15	0.27%
Commercial investor real estate construction	—	—%	—	—%	—	—%	—	—%	1	0.07%
Total Investor Real Estate	5	0.07%	17	0.24%	2	0.03%	6	0.08%	16	0.23%
Residential first mortgage—non-guaranteed (2)	131	1.10%	136	1.15%	154	1.31%	142	1.21%	149	1.19%
Home equity	66	0.60%	65	0.58%	71	0.63%	75	0.66%	72	0.64%
Direct	1	0.14%	1	0.14%	1	0.12%	1	0.14%	2	0.16%
Indirect	6	0.18%	5	0.16%	5	0.15%	5	0.17%	4	0.15%
Consumer credit card	11	1.15%	11	1.19%	12	1.30%	12	1.28%	12	1.27%
Other consumer	2	0.57%	2	0.57%	2	0.62%	3	0.64%	2	0.47%
Total Consumer (2)	217	0.76%	220	0.78%	245	0.87%	238	0.84%	241	0.83%
Total Accruing 90+ Days Past Due Loans (2)	$233	0.31%	$251	0.33%	$257	0.34%	$256	0.34%	$270	0.36%

(1)
Excludes loans that are 100% guaranteed by FHA. Total 30-89 days past due guaranteed loans excluded were $21 million at 9/30/14, $19 million at 6/30/14, $16 million at 3/31/14, $17 million at 12/31/13, and $18 million at 9/30/13.

(2)
Excludes loans that are 100% guaranteed by FHA and all guaranteed loans sold to GNMA where Regions has the right but not the obligation to repurchase. Total 90 days or more past due guaranteed loans excluded were $121 million at 9/30/14, $88 million at 6/30/14, $94 million at 3/31/14, $106 million at 12/31/13, and $97 million at 9/30/13.

Regions Financial Corporation and Subsidiaries
Financial Supplement to Third Quarter 2014 Earnings Release

Troubled Debt Restructurings

	As of
($ amounts in millions)	9/30/2014	6/30/2014	3/31/2014	12/31/2013	9/30/2013
Current:
Commercial	$278	$332	$408	$441	$428
Investor real estate	304	321	441	498	599
Residential first mortgage	269	261	240	212	894
Home equity	326	332	334	332	337
Consumer credit card	2	2	2	2	2
Other consumer	17	20	22	25	28
Total Current	1,196	1,268	1,447	1,510	2,288
Accruing 30-89 DPD:
Commercial	11	23	18	27	17
Investor real estate	24	34	18	13	88
Residential first mortgage	61	61	70	95	104
Home equity	25	24	23	29	29
Other consumer	2	2	2	2	3
Total Accruing 30-89 DPD	123	144	131	166	241
Total Accruing and <90 DPD	1,319	1,412	1,578	1,676	2,529
Non-accrual or 90+ DPD:
Commercial	145	146	207	156	283
Investor real estate	70	96	145	157	174
Residential first mortgage	122	130	147	156	161
Home equity	25	27	29	30	31
Total Non-accrual or 90+DPD	362	399	528	499	649
Total TDRs - Loans	$1,681	$1,811	$2,106	$2,175	$3,178

TDRs - Held For Sale (1)	13	16	38	579	31
Total TDRs	$1,694	$1,827	$2,144	$2,754	$3,209

(1)
The majority of TDRs held for sale at December 31, 2013 were comprised of residential first mortgage loans transfered during the fourth quarter of 2013 and subsequently sold in the first quarter of 2014.

Regions Financial Corporation and Subsidiaries
Financial Supplement to Third Quarter 2014 Earnings Release

Reconciliation to GAAP Financial Measures—Continuing Operations
Adjusted Efficiency Ratios, Adjusted Fee Income Ratios, and Adjusted Non-Interest Income/Expense
The table below presents computations of the efficiency ratio (non-GAAP), which is a measure of productivity, generally calculated as non-interest expense divided by total revenue. The table also shows the fee income ratio (non-GAAP), generally calculated as non-interest income divided by total revenue. Management uses these ratios to monitor performance and believes these measures provide meaningful information to investors. Non-interest expense (GAAP) is presented excluding certain adjustments to arrive at adjusted non-interest expense (non-GAAP), which is the numerator for the efficiency ratio. Non-interest income (GAAP) is presented excluding certain adjustments to arrive at adjusted non-interest income (non-GAAP), which is the numerator for the fee income ratio. Net interest income on a taxable-equivalent basis and non-interest income are added together to arrive at total revenue on a taxable-equivalent basis. Adjustments are made to arrive at adjusted total revenue on a taxable-equivalent basis (non-GAAP), which is the denominator for the fee income and efficiency ratios. Regions believes that the exclusion of these adjustments provides a meaningful base for period-to-period comparisons, which management believes will assist investors in analyzing the operating results of the Company and predicting future performance. These non-GAAP financial measures are also used by management to assess the performance of Regions’ business. It is possible that the activities related to the adjustments may recur; however, management does not consider the activities related to the adjustments to be indications of ongoing operations. Regions believes that presentation of these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as that applied by management.

		Quarter Ended
($ amounts in millions)		9/30/2014	6/30/2014	3/31/2014	12/31/2013	9/30/2013	3Q14 vs. 2Q14		3Q14 vs. 3Q13
Non-interest expense (GAAP)		$826	$820	$817	$946	$884	$6	0.7%	$(58)	(6.6)%
Adjustments:
Loss on early extinguishment of debt		—	—	—	—	(5)	—	NM	5	(100.0)%
Regulatory (charge) credit		—	7	—	(58)	—	(7)	(100.0)%	—	NM
Branch consolidation and property and equipment charges		—	—	(6)	(5)	—	—	NM	—	NM
Gain on sale of TDRs held for sale, net		—	—	35	—	—	—	NM	—	NM
Adjusted non-interest expense (non-GAAP)	A	$826	$827	$846	$883	$879	$(1)	(0.1)%	$(53)	(6.0)%
Net interest income (GAAP)		$821	$822	$816	$832	$824	$(1)	(0.1)%	$(3)	(0.4)%
Taxable-equivalent adjustment		16	15	15	14	14	1	6.7%	2	14.3%
Net interest income, taxable-equivalent basis	B	$837	$837	$831	$846	$838	$—	NM	$(1)	(0.1)%
Non-interest income (GAAP)	C	$478	$457	$438	$526	$495	$21	4.6%	$(17)	(3.4)%
Adjustments:
Leveraged lease termination gains, net		(9)	—	(1)	(39)	—	(9)	NM	(9)	NM
Securities gains, net		(7)	(6)	(2)	—	(3)	(1)	16.7%	(4)	133.3%
Gain on sale of other assets(1)		—	—	—	—	(24)	—	NM	24	(100.0)%
Adjusted non-interest income (non-GAAP)	D	$462	$451	$435	$487	$468	$11	2.4%	$(6)	(1.3)%
Total revenue, taxable-equivalent basis	B+C	$1,315	$1,294	$1,269	$1,372	$1,333	$21	1.6%	$(18)	(1.4)%
Adjusted total revenue, taxable-equivalent basis (non-GAAP)	B+D=E	$1,299	$1,288	$1,266	$1,333	$1,306	$11	0.9%	$(7)	(0.5)%
Adjusted efficiency ratio (non-GAAP)	A/E	63.6%	64.2%	66.9%	66.3%	67.3%
Adjusted fee income ratio (non-GAAP)	D/E	35.6%	35.0%	34.4%	36.5%	35.9%
_________
NM - Not Meaningful

(1)	Gain on sale of a non-core portion of a Wealth Management business.

Regions Financial Corporation and Subsidiaries
Financial Supplement to Third Quarter 2014 Earnings Release

Reconciliation to GAAP Financial Measures
Return Ratios, Tangible Common Ratios, Capital
The following tables provide calculations of “return on average tangible common stockholders’ equity”, end of period “tangible common stockholders’ equity” ratios and a reconciliation of stockholders’ equity (GAAP) to tangible common stockholders’ equity (non-GAAP), Tier 1 capital (regulatory) and “Tier 1 common equity” (non-GAAP). Tangible common stockholders’ equity ratios have become a focus of some investors and management believes they may assist investors in analyzing the capital position of the Company absent the effects of intangible assets and preferred stock. Traditionally, the Federal Reserve and other banking regulatory bodies have assessed a bank’s capital adequacy based on Tier 1 capital, the calculation of which is prescribed in amount by federal banking regulations. In connection with the Company’s Comprehensive Capital Analysis and Review (“CCAR”), these regulators are supplementing their assessment of the capital adequacy of a bank based on a variation of Tier 1 capital, known as Tier 1 common equity. While not prescribed in amount by federal banking regulations (under Basel I), analysts and banking regulators have assessed Regions’ capital adequacy using the tangible common stockholders’ equity and/or the Tier 1 common equity measures. Because tangible common stockholders’ and Tier 1 common equity are not formally defined by GAAP or prescribed in any amount by federal banking regulations (under Basel I), these measures are currently considered to be non-GAAP financial measures and other entities may calculate them differently than Regions’ disclosed calculations. Since analysts and banking regulators may assess Regions’ capital adequacy using tangible common stockholders’ equity and Tier 1 common equity, management believes that it is useful to provide investors the ability to assess Regions’ capital adequacy on these same bases.
Tier 1 common equity is often expressed as a percentage of risk-weighted assets. Under the risk-based capital framework, a company’s balance sheet assets and credit equivalent amounts of off-balance sheet items are assigned to one of four broad risk categories. The aggregated dollar amount in each category is then multiplied by the risk-weighted category. The resulting weighted values from each of the four categories are added together and this sum is the risk-weighted assets total that, as adjusted, comprises the denominator of certain risk-based capital ratios. Tier 1 capital is then divided by this denominator (risk-weighted assets) to determine the Tier 1 capital ratio. Adjustments are made to Tier 1 capital to arrive at Tier 1 common equity (non-GAAP). Tier 1 common equity (non-GAAP) is also divided by the risk-weighted assets to determine the Tier 1 common equity ratio (non-GAAP). The amounts disclosed as risk-weighted assets are calculated consistent with banking regulatory requirements.

The following tables also provide calculations of "Common equity Tier 1" (CET1), based on Regions’ current understanding of the Final Basel III requirements. In December 2010, the Basel Committee on Banking Supervision (the “Basel Committee”) released its final framework for Basel III, which will strengthen international capital and liquidity regulation. In June 2012, U.S. Regulators released three separate Notices of Proposed Rulemaking covering U.S. implementation of the Basel III framework. In July 2013, U.S. Regulators released final rules covering the U.S. implementation of the Basel III framework, which will change capital requirements and place greater emphasis on common equity. For Regions, the Basel III framework will be phased in beginning in 2015 with full implementation complete beginning in 2019. The calculations provided below are estimates, based on Regions’ current understanding of the final framework, including the Company’s interpretation of the requirements, and informal feedback received through the regulatory process. Regions’ understanding of the framework is evolving and will likely change as analysis and discussions with regulators continue. Because the Basel III implementation regulations are not formally defined by GAAP, these measures are considered to be non-GAAP financial measures, and other entities may calculate them differently from Regions’ disclosed calculations. Since analysts and banking regulators may assess Regions’ capital adequacy using the Basel III framework, we believe that it is useful to provide investors the ability to assess Regions’ capital adequacy on the same basis.

		As of and for Quarter Ended
($ amounts in millions, except per share data)		9/30/2014	6/30/2014	3/31/2014	12/31/2013	9/30/2013
RETURN ON AVERAGE TANGIBLE COMMON STOCKHOLDERS’ EQUITY
Net income available to common shareholders (GAAP)	A	$305	$292	$311	$219	$285
Average stockholders’ equity (GAAP)		$17,049	$16,680	$16,002	$15,504	$15,317
Less:
Average intangible assets (GAAP)		5,105	5,104	5,107	5,118	5,129
Average deferred tax liability related to intangibles (GAAP)		(182)	(184)	(187)	(189)	(188)
Average preferred stock (GAAP)		903	779	444	452	460
Average tangible common stockholders’ equity (non-GAAP)	B	$11,223	$10,981	$10,638	$10,123	$9,916
Return on average tangible common stockholders’ equity (non-GAAP)(1)	A/B	10.78%	10.68%	11.84%	8.58%	11.41%
TANGIBLE COMMON RATIOS—CONSOLIDATED
Stockholders’ equity (GAAP)		$17,160	$17,029	$16,132	$15,768	$15,489
Less:
Preferred stock (GAAP)		900	920	442	450	458
Intangible assets (GAAP)		5,103	5,097	5,110	5,111	5,123
Deferred tax liability related to intangibles (GAAP)		(181)	(183)	(186)	(188)	(189)
Tangible common stockholders’ equity (non-GAAP)	C	$11,338	$11,195	$10,766	$10,395	$10,097
Total assets (GAAP)		$119,226	$118,719	$117,933	$117,396	$116,864
Less:
Intangible assets (GAAP)		5,103	5,097	5,110	5,111	5,123
Deferred tax liability related to intangibles (GAAP)		(181)	(183)	(186)	(188)	(189)
Tangible assets (non-GAAP)	D	$114,304	$113,805	$113,009	$112,473	$111,930
Shares outstanding—end of quarter	E	1,379	1,378	1,378	1,378	1,378
Tangible common stockholders’ equity to tangible assets (non-GAAP)	C/D	9.92%	9.84%	9.53%	9.24%	9.02%
Tangible common book value per share (non-GAAP)	C/E	$8.23	$8.12	$7.81	$7.54	$7.32

Regions Financial Corporation and Subsidiaries
Financial Supplement to Third Quarter 2014 Earnings Release

Return Ratios, Tangible Common Ratios, Capital (Continued)

		As of and for Quarter Ended
($ amounts in millions)		9/30/2014	6/30/2014	3/31/2014	12/31/2013	9/30/2013
TIER 1 COMMON RISK-BASED RATIO(2) —CONSOLIDATED
Stockholders’ equity (GAAP)		$17,160	$17,029	$16,132	$15,768	$15,489
Accumulated other comprehensive (income) loss		174	52	229	319	411
Non-qualifying goodwill and intangibles		(4,808)	(4,797)	(4,804)	(4,798)	(4,804)
Disallowed servicing assets		(29)	(28)	(29)	(31)	(30)
Tier 1 capital (regulatory)		$12,497	$12,256	$11,528	$11,258	$11,066
Preferred stock (GAAP)		(900)	(920)	(442)	(450)	(458)
Tier 1 common equity (non-GAAP)	F	$11,597	$11,336	$11,086	$10,808	$10,608
Risk-weighted assets (regulatory)	G	$98,440	$98,098	$97,418	$96,416	$96,486
Tier 1 common risk-based ratio (non-GAAP)	F/G	11.8%	11.6%	11.4%	11.2%	11.0%
BASEL III COMMON EQUITY TIER 1 RATIO (2)
Stockholder's equity (GAAP)		$17,160	$17,029	$16,132	$15,768	$15,489
Non-qualifying goodwill and intangibles (3)		(4,918)	(4,911)	(4,923)	(4,922)	(4,933)
Adjustments, including all components of accumulated other comprehensive income, disallowed deferred tax assets, threshold deductions and other adjustments		36	(100)	61	130	244
Preferred stock (GAAP)		(900)	(920)	(442)	(450)	(458)
Basel III common equity Tier 1 (non-GAAP)	H	$11,378	$11,098	$10,828	$10,526	$10,342
Basel III risk-weighted assets (non-GAAP)(4)	I	$101,560	$100,968	$100,566	$99,483	$99,739
Basel III common equity Tier 1 ratio (non-GAAP)	H/I	11.2%	11.0%	10.8%	10.6%	10.4%

(1)	Annualized

(2)	Current quarter amounts and the resulting ratio are estimated.

(3)	Under Basel III, regulatory capital must be reduced by purchased credit card relationship intangible assets. These assets are partially allowed in Basel I capital.

(4)
Regions continues to develop systems and internal controls to precisely calculate risk-weighted assets as required by Basel III. The amount included above is a reasonable approximation, based on our understanding of the requirements.

Regions Financial Corporation and Subsidiaries
Financial Supplement to Third Quarter 2014 Earnings Release

Statements of Discontinued Operations (unaudited)
On January 11, 2012, Regions entered into a stock purchase agreement to sell Morgan Keegan and Company, Inc. and related affiliates to Raymond James Financial Inc. The sale was closed on April 2, 2012. Regions Investment Management, Inc. (formerly known as Morgan Asset Management, Inc.) and Regions Trust were not included in the sale. In connection with the agreement, the results of the entities sold are reported as discontinued operations. The following table represents the unaudited condensed results of operations for discontinued operations.

	Quarter Ended
($ amounts in millions, except per share data)	9/30/2014	6/30/2014	3/31/2014	12/31/2013	9/30/2013
Non-interest income:
Insurance proceeds	$19	$—	$—	$—	$—
Total non-interest income	19	—	—	—	—
Non-interest expense:
Professional and legal expenses	14	(3)	(19)	24	3
Other	—	1	—	1	(2)
Total non-interest expense	14	(2)	(19)	25	1
Income (loss) from discontinued operations before income tax	5	2	19	(25)	(1)
Income tax expense (benefit)	2	1	7	(11)	(1)
Income (loss) from discontinued operations, net of tax	$3	$1	$12	$(14)	$—
Weighted-average shares outstanding—during quarter (1):
Basic	1,378	1,378	1,378	1,378	1,388
Diluted	1,389	1,390	1,390	1,378	1,388
Earnings (loss) per common share from discontinued operations:
Basic	$0.00	$0.00	$0.01	$(0.01)	$(0.00)
Diluted	$0.00	$0.00	$0.01	$(0.01)	$(0.00)

_________

(1)	In a quarter where there is a loss from discontinued operations, basic and diluted weighted-average common shares outstanding are the same.

Regions Financial Corporation and Subsidiaries
Financial Supplement to Third Quarter 2014 Earnings Release

Forward-Looking Statements
This release may include forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, which reflect Regions’ current views with respect to future events and financial performance. Forward-looking statements are not based on historical information, but rather are related to future operations, strategies, financial results or other developments. Forward-looking statements are based on management’s expectations as well as certain assumptions and estimates made by, and information available to, management at the time the statements are made. Those statements are based on general assumptions and are subject to various risks, uncertainties and other factors that may cause actual results to differ materially from the views, beliefs and projections expressed in such statements. These risks, uncertainties and other factors include, but are not limited to, those described below:

•
Current and future economic and market conditions in the United States generally or in the communities we serve, including the effects of declines in property values, unemployment rates and potential reduction of economic growth.

•	Possible changes in trade, monetary and fiscal policies of, and other activities undertaken by, governments, agencies, central banks and similar organizations.

•	The effects of a possible downgrade in the U.S. government’s sovereign credit rating or outlook.

•	Possible changes in market interest rates.

•
Any impairment of our goodwill or other intangibles, or any adjustment of valuation allowances on our deferred tax assets due to adverse changes in the economic environment, declining operations of the reporting unit, or other factors.

•	Possible changes in the creditworthiness of customers and the possible impairment of the collectability of loans.

•	Changes in the speed of loan prepayments, loan origination and sale volumes, charge-offs, loan loss provisions or actual loan losses.

•	Possible acceleration of prepayments on mortgage-backed securities due to low interest rates, and the related acceleration of premium amortization on those securities.

•	Our ability to effectively compete with other financial services companies, some of whom possess greater financial resources than we do and are subject to different regulatory standards than we are.

•	Loss of customer checking and savings account deposits as customers pursue other, higher-yield investments.

•	Our ability to develop and gain acceptance from current and prospective customers for new products and services in a timely manner.

•	Changes in laws and regulations affecting our businesses, including changes in the enforcement and interpretation of such laws and regulations by applicable governmental and self-regulatory agencies.

•
Our ability to obtain regulatory approval (as part of the CCAR process or otherwise) to take certain capital actions, including paying dividends and any plans to increase common stock dividends, repurchase common stock under current or future programs, or issue or redeem preferred stock or other regulatory capital instruments.

•
Our ability to comply with applicable capital and liquidity requirements (including finalized Basel III capital standards), including our ability to generate capital internally or raise capital on favorable terms.

•
The costs and other effects (including reputational harm) of any adverse judicial, administrative, or arbitral rulings or proceedings, regulatory enforcement actions, or other legal actions to which we or any of our subsidiaries are a party.

•	Any adverse change to our ability to collect interchange fees in a profitable manner, whether such change is the result of regulation, litigation, legislation, or other governmental action.

•	Our ability to manage fluctuations in the value of assets and liabilities and off-balance sheet exposure so as to maintain sufficient capital and liquidity to support our business.

•	Possible changes in consumer and business spending and saving habits and the related effect on our ability to increase assets and to attract deposits.

•	Any inaccurate or incomplete information provided to us by our customers or counterparties.

•	Inability of our framework to manage risks associated with our business such as credit risk and operational risk, including third-party vendors and other service providers.

•	The inability of our internal disclosure controls and procedures to prevent, detect or mitigate any material errors or fraudulent acts.

•	The effects of geopolitical instability, including wars, conflicts and terrorist attacks.

•	The effects of man-made and natural disasters, including fires, floods, droughts, tornadoes, hurricanes and environmental damage.

•	Our ability to keep pace with technological changes.

•	Our ability to identify and address cyber-security risks such as data security breaches, “denial of service” attacks, “hacking” and identity theft.

•	Possible downgrades in our credit ratings or outlook.

•	The effects of problems encountered by other financial institutions that adversely affect us or the banking industry generally.

•	The effects of the failure of any component of our business infrastructure which is provided by a third party.

•	Our ability to receive dividends from our subsidiaries.

•	Changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or other regulatory agencies.

•	The effects of any damage to our reputation resulting from developments related to any of the items identified above.

The foregoing list of factors is not exhaustive. For discussion of these and other factors that may cause actual results to differ from expectations, look under the captions “Forward-Looking Statements” and “Risk Factors” of Regions’ Annual Report on Form 10-K for the year ended December 31, 2013, as filed with the Securities and Exchange Commission.
The words “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “targets,” “projects,” “outlook,” “forecast,” “will,” “may,” “could,” “should,” “can,” and similar expressions often signify forward-looking statements. You should not place undue reliance on any forward-looking statements, which speak only as of the date made. We assume no obligation to update or revise any forward-looking statements that are made from time to time.

Regions’ Investor Relations contacts are List Underwood and Dana Nolan at (205) 581-7890; Regions’ Media contact is Jeremy King at (205) 264-4551.